UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review.
On December 5, 2006, the Audit Committee of the Board of Directors of the Company concluded that the Company’s previously issued financial statements for each of the years in the three-year period ended September 30, 2005 and for each of the quarters ended December 31, 2005 and 2004, March 31, 2006 and 2005, June 30, 2006 and 2005, and September 30, 2005 should no longer be relied upon. In the course of completing its year-end closing process and preparing its annual financial statements for the year ended September 30, 2006, the Company discovered an error in how the previously reported earnings per share were calculated. The Company erroneously failed to deduct undeclared and unpaid preferred stock dividends, beginning with the quarter ended March 31, 2003, that accrue to the liquidation preference of the Company’s outstanding Preferred Stock from net income (loss) in calculating earnings per share.

The restatement does not impact previously reported revenues, cash flow, net income (loss) or balance sheet components, but impacts the total amount of net income (loss) applicable to common stock and the basic and diluted income (loss) per share of common stock.

The Company is also evaluating whether this error represents a material weakness in the Company’s system of internal controls, which conclusion could impact management’s report on the internal controls over financial reporting and the related opinion thereon of PricewaterhouseCoopers LLP. The Audit Committee of the Board of Directors has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters described above.

The following tables present earnings per share for each of the years in the three-year period  ended September 30, 2005 and for each of the quarters ended December 31, 2005 and 2004, March 31, 2006 and 2005, June 30, 2006 and 2005, and September 30, 2005. The Company previously reported basic earnings per share erroneously by not deducting the unpaid and undeclared Preferred Stock dividends of $544,000 per quarter and $2,176,000 per year from net income (loss) in deriving basic earnings per share. In computing diluted earnings per share, the Company erroneously did not deduct the unpaid and undeclared Preferred Stock dividends from net income (loss), but rather, the Company incorrectly applied the if-converted method which resulted in the Company assuming the conversion of the Preferred Stock and including the resultant common equivalent shares in the diluted earnings per share computation.

	Twelve Months Ended
	September 30,
	2005	2004	2003
	(restated)	(restated)	(restated)
Basic income (loss) from continuing operations before cumulative effect of change in accounting principle per common share, as restated	$0.11	$0.07	$(0.93)
Basic net income (loss) per common share, as restated	$0.09	$(0.08)	$(2.10)

Diluted income (loss) from continuing operations before cumulative effect of change in accounting principle per common share, as restated	$0.11	$0.07	$(0.93)
Diluted net income (loss) per common share, as restated	$0.09	$(0.08)	$(2.10)

Earnings per common share as previously reported:	Twelve Months Ended
	September 30,
	2005	2004	2003

Basic income (loss) from continuing operations before cumulative effect of change in accounting principle per common share	$0.20	$0.15	$(0.86)
Basic net income (loss) per common share	$0.18	$0.01	$(2.04)

Diluted income (loss) from continuing operations before cumulative effect of change in accounting principle per common share	$0.17	$0.14	$(0.86)
Diluted net income (loss) per common share	$0.15	$0.01	$(2.04)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2005	2005	2005	2005	2004
	(restated)	(restated)	(restated)	(restated)	(restated)	(restated)	(restated)
Basic income (loss) from continuing operations before cumulative effect of change in accounting principle per common share, as restated	$0.14	$0.10	$0.10	$0.08	$(0.02)	$0.02	$0.03
Basic net income (loss) per common share, as restated	$0.14	$0.10	$0.10	$0.08	$(0.02)	$0.01	$0.03

Diluted income (loss) from continuing operations before cumulative effect of change in accounting principle per common share, as restated	$0.13	$0.09	$0.10	$0.08	$(0.02)	$0.02	$0.03
Diluted net income (loss) per common share, as restated	$0.13	$0.09	$0.10	$0.07	$(0.02)	$0.01	$0.03

Earnings per common share as previously reported:	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2005	2005	2005	2005	2004
Basic income from continuing operations before cumulative effect of change in accounting principle per common share	$0.16	$0.12	$0.12	$0.10	$0.00	$0.04	$0.06
Basic net income per common share	$0.16	$0.12	$0.12	$0.10	$0.00	$0.03	$0.05

Diluted income from continuing operations before cumulative effect of change in accounting principle per common share	$0.14	$0.10	$0.11	$0.09	$0.00	$0.03	$0.05
Diluted net income per common share	$0.14	$0.10	$0.10	$0.08	$0.00	$0.03	$0.04

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: December 6, 2006	By:	/s/ Jon C. Biro
	Name:	Jon C. Biro
	Title:	Chief Financial Officer and
Treasurer